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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 28, 2000 (except for the last three paragraphs of Note 15 as to which the date is March 8, 2000) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-34388) and related Prospectus of Media Metrix, Inc. for the registration of 868,756 shares of its common stock.

                            /s/  ERNST & YOUNG LLP

New York, New York
April 25, 2000